UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, the Chief Executive Officer, Executive Chairman of the Board of Directors, President, and Chief Operating Officer (each, together with the Chief Financial Officer, an “Officer”) of Sanchez Energy Corporation (the “Company”) entered into a new form of agreement for use in equity awards pursuant to the Sanchez Energy Corporation Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the “Plan”), for 245,234 target shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 245,234 target shares of Common Stock, 245,234 target shares of Common Stock, and 81,745 target shares of Common Stock, respectively.  The new form of agreement is a performance phantom stock agreement payable in shares of Common Stock (the “Performance Phantom Stock Agreement”).  The phantom shares granted under the Performance Phantom Stock Agreement will vest (if any) in equal annual increments over a five-year period ranging from 0% to 200% of the target phantom shares granted based on the Company’s share price appreciation relative to the share price appreciation of the S&P Oil & Gas Exploration & Production Select Industry Index for each year in the five-year performance period beginning on January 1, 2017 and ending on December 31, 2021, subject to the Officer’s continuous service with the Company through each vesting date.

Upon the occurrence of any of the following events, awards made under the Performance Phantom Stock Agreement will vest on a pro rata basis on each remaining vesting date:  a Qualifying Termination (as defined in the Performance Phantom Stock Agreement), Constructive Termination (as defined in the Performance Phantom Stock Agreement), or the Officer’s death or Disability (as defined in the Plan).  Upon the occurrence of a Change of Control (as defined in the Plan), the Officer would vest in the greater of the number of unvested phantom shares based on actual results or the target number of unvested phantom shares.

In addition to the foregoing, on March 1, 2017, the Officers received the following grants of restricted stock and phantom stock:

1)             A.R. Sanchez, Jr., 245,234 and 245,234 shares, respectively;

2)             Antonio R. Sanchez, III, 245,234 and 245,234 shares, respectively;

3)             Eduardo A. Sanchez, 245,234 and 245,234 shares, respectively;

4)             Howard J. Thill, 100,000 and 100,000 shares, respectively; and

5)             Christopher D. Heinson, 81,745 and 81,745 shares, respectively.

The restricted stock and phantom stock awards were granted pursuant to the forms filed on Exhibit 10.1 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed February 23, 2016, and provided that vesting with respect to the grants made to the Officers above (other than the Chief Financial Officer) is in equal installments over five years rather than three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 8, 2017	By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
Chief Executive Officer